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                                                                    EXHIBIT 23.1




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Stockholders and Board of Directors
Interactive Flight Technologies, Inc.:

We consent to the use of our report dated December 17, 1997 incorporated herein by reference, relating to the balance sheets of Interactive Flight Technologies, Inc. as of October 31, 1997 and 1996, and the related statements of operations, stockholders' equity, and cash flows for each of the years in the two-year period ended October 31, 1997, which report appears in the October 31, 1997 annual report on Form 10-KSB of Interactive Flight Technologies, Inc.


                                    /s/ KPMG Peat Marwick LLP


Phoenix, Arizona
March 24, 1998

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